Exhibit 10.3

LIMITED GUARANTEE

LIMITED GUARANTEE dated as of May 12, 2013 (this “Limited Guarantee”), by CPEChina Fund, L.P. (the “Guarantor”), in favor of AsiaInfo-Linkage, Inc., a Delaware corporation (the “Guaranteed Party”).

Section 1.01. Limited Guarantee.

(a) To induce the Guaranteed Party to enter into that certain Agreement and Plan of Merger dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among the Guaranteed Party, Skipper Limited, a Cayman Islands exempted company with limited liability (“Parent”) and Skipper Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Guaranteed Party, the Guarantor, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, as a primary obligor and not merely as a surety, the due and punctual performance and discharge of 13.205% (the “Percentage”) of all of the payment obligations of Parent and/or Merger Sub pursuant to Sections 7.17(c), 9.03(c), 9.03(d) and 9.03(e) of the Merger Agreement (collectively, the “Obligations”); provided that, notwithstanding anything to the contrary contained in this Limited Guarantee, in no event shall the Guarantor’s aggregate liability under this Limited Guarantee exceed 13.205% of the Obligations less any amount actually paid by Parent and/or Merger Sub to the Guaranteed Party in respect of the Obligations multiplied by the Percentage (the “Maximum Amount”). The Guaranteed Party acknowledges that in the event that Parent and/or Merger Sub has any unsatisfied Obligations, payment of the Guarantor’s Percentage of such unsatisfied Obligations by the Guarantor (or by any other Person, including Parent and/or Merger Sub, on behalf of the Guarantor) shall constitute satisfaction in full of the Guarantor’s obligation with respect thereto. The Guarantor shall not have any obligations or liability to any Person relating to, arising out of or in connection with this Limited Guarantee other than as expressly set forth herein, and the parties hereto hereby acknowledge and agree that this Limited Guarantee may not be enforced without giving effect to the Maximum Amount and Sections 1.08 and 1.09. Concurrently with the delivery of this Limited Guarantee, the parties set forth on Annex A (each an “Other Guarantor”) are also entering into limited guarantees or similar agreements with the Guaranteed Party substantially identical to this Limited Guarantee. Capitalized terms used but not defined in this Limited Guarantee shall have the meanings assigned to such terms in the Merger Agreement (as defined below). All payments hereunder shall be made in lawful money of the U.S., in immediately available funds. The Guarantor shall make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of any kind, except as expressly provided in this Limited Guarantee. The Guarantor acknowledges that the Guaranteed Party is entering into the Transactions in reliance upon the execution of this Limited Guarantee.

(b) Subject to the terms and conditions of this Limited Guarantee, if Parent and/or Merger Sub fails to pay the Obligations when due, then all of the Guarantor’s liabilities to the Guaranteed Party hereunder in respect of such Obligations shall become immediately due and payable and the Guaranteed Party may, at the Guaranteed Party’s option, take any and all actions available hereunder or under applicable Law to collect such Obligations from the Guarantor (subject to the Maximum Amount). In furtherance of the foregoing, the Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the full amount of the Guarantor’s Percentage of the Obligations (subject to the Maximum Amount), regardless of whether any action is brought against Parent, Merger Sub or any Other Guarantor. The Guarantor agrees to pay on demand its Percentage of all reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by the Guaranteed Party in connection with the enforcement of its rights hereunder, which amounts, if paid, will be in addition to the Obligations and not included within a determination of the Maximum Amount if the Guarantor fails or refuses to make any payment to the Guaranteed Party hereunder when due and payable.

(c) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Limited Guarantee were not performed in accordance with its specific terms or were otherwise breached and further agree that the Guaranteed Party shall be entitled to an injunction, specific performance and other equitable relief against the Guarantor to prevent breaches of this Limited Guarantee and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at Law or in equity, and shall not be required to provide any bond or other security in connection with any such order or injunction. The Guarantor further agrees not to oppose the granting of any such injunction, specific performance and other equitable relief on the basis that (x) the Guaranteed Party has an adequate remedy at Law or (y) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at Law or in equity (collectively, the “Prohibited Defense”).

Section 1.02. Nature of Guarantee. The Guaranteed Party shall not be obligated to file any claim relating to the Obligations in the event that Parent and/or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Party in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations (subject to the Maximum Amount) as if such payment had not been made. This is an unconditional guaranty of payment and not of collectability. The Guarantor reserves the right to assert defenses which Parent and/or Merger Sub may have to payment of any Obligations, other than defenses arising from the bankruptcy or insolvency of Parent and/or Merger Sub and other defenses expressly waived hereby. The Guaranteed Party shall not be required to proceed against Parent, Merger Sub or any Other Guarantor first before proceeding against the Guarantor.

Section 1.03. Certain Waivers.

(a) The Guarantor agrees that, subject to Section 1.03(d)(i), the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Obligations, and may also make any agreement with Parent, Merger Sub and/or any other Person interested in the Transactions for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party, Parent, Merger Sub and/or any other Person interested in the Transactions without in any way impairing or affecting the Guarantor’s obligations under this Limited Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) any failure or delay of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub and/or any other Person interested in the Transactions; (ii) any change in the time, place or manner of payment of the Obligations or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms of the Merger Agreement or any other agreement evidencing, securing or otherwise executed by Parent, Merger Sub and the Guaranteed Party in connection with the Obligations; (iii) any legal or equitable discharge or release (other than as a result of payment in full of the Percentage of the Obligations in accordance with their terms, a discharge or release of Parent and/or Merger Sub with respect to the Obligations under the Merger Agreement, or defenses to the payment of the Obligations that would be available to Parent and/or Merger Sub under the Merger Agreement) of the Guarantor or any Person interested in the Transactions; (iv) any change in the corporate existence, structure or ownership of Parent, Merger Sub and/or any other Person interested in the Transactions; (v) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub and/or any other Person interested in the Transactions; (vi) any existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, Merger Sub, any other Person interested in the Transactions and/or the Guaranteed Party, whether in connection with the Obligations or otherwise; or (vii) the adequacy of any other means the Guaranteed Party may have of obtaining repayment of any of the Obligations. To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of any Obligations and all other notices of any kind (other than notices to Parent and/or Merger Sub pursuant to the Merger Agreement or notices expressly required to be provided pursuant to this Limited Guarantee), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshaling of assets of any other Person interested in the Transactions, and all suretyship defenses generally, including, without limitation, any event, condition or circumstance that might be construed to constitute, an equitable or legal discharge of the Guarantor’s obligations hereunder (other than defenses to the payment of the Obligations that are available to Parent and/or Merger Sub under the Merger Agreement or breach by the Guaranteed Party of this Limited Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the Transactions and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

(b) The Guarantor hereby covenants and agrees that it shall not institute, and shall cause its controlled Affiliates and use its reasonable best efforts to cause its other Affiliates, not to institute, any proceeding asserting (i) the Prohibited Defense or (ii) that this Limited Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to (A) the effects of insolvency, bankruptcy, reorganization or other similar proceedings and (B) general equitable principles (whether considered in a proceeding in equity or at Law).

(c) The Guaranteed Party hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause all of its Related Persons (as defined below) not to institute, any proceeding or bring any other claim (whether in tort, contract or otherwise) arising under, or in connection with, the Merger Agreement, the Equity Commitment Letters or the transactions contemplated thereby against the Guarantor or any Non-Recourse Party (as defined below), except for claims (i) against Parent and/or Merger Sub under the Merger Agreement pursuant to the terms thereof (and subject to the limitations therein) and (ii) against the Guarantor and its permitted assignees under this Limited Guarantee pursuant to the terms hereof (and subject to the limitations herein).

(d) Notwithstanding anything to the contrary contained in this Limited Guarantee, the Guaranteed Party hereby agrees that: (i) to the extent Parent and/or Merger Sub are relieved of any of the Obligations or any breach by Parent and/or Merger Sub of the Merger Agreement, (other than by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratium or other similar Laws affecting creditors’ rights generally, or general equity principles (whether considered in a proceeding in equity or at Law)), the Guarantor shall be similarly relieved of its obligations under this Limited Guarantee, and (ii) the Guarantor shall have all defenses to the payment of its obligations under this Limited Guarantee (which in any event shall be subject to the Maximum Amount) that would be available to Parent and/or Merger Sub under the Merger Agreement with respect to the Obligations, as well as any defenses in respect of any fraud of the Guaranteed Party hereunder or any breach by the Guaranteed Party of any of the terms or provisions of this Limited Guarantee.

Section 1.04. No Waiver; Cumulative Rights. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

Section 1.05. Representations and Warranties. The Guarantor hereby represents and warrants to the Guaranteed Party that:

(a) the Guarantor is a legal entity duly organized and validly existing under the Laws of its jurisdiction of organization;

(b) the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene (i) any provision of the Guarantor’s charter documents, partnership agreement, operating agreement or similar organizational documents or (ii) except as would not reasonably be expected to prevent or adversely affect in any material respect the ability of the Guarantor to perform its obligations hereunder, any Law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;

(c) except as would not reasonably be expected to prevent or adversely affect in any material respect the ability of the Guarantor to perform its obligations hereunder, (i) all consents, approvals, authorizations and permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by and (ii) no notice to or filing with, any governmental authority or regulatory body is required from the Guarantor in connection with the execution, delivery or performance of this Limited Guarantee;

(d) assuming due execution and delivery of this Limited Guarantee by the Guaranteed Party, this Limited Guarantee constitutes a legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at Law); and

(e) the Guarantor has the financial capacity to pay and perform its obligations under this Limited Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Limited Guarantee shall be available to the Guarantor for so long as this Limited Guarantee shall remain in effect in accordance with Section 1.08 hereof.

Section 1.06. No Assignment. Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other Person (including by operation of Law) without the prior written consent of the other party hereto; provided, however, that the Guarantor may assign all or a portion of its obligations hereunder, without the prior written consent of the Guaranteed Party, to (i) to any Other Guarantor, or (ii) any Affiliate of the Guarantor or one or more private equity funds sponsored or managed by any such Affiliate, provided that such assignment shall not relieve the Guarantor of any liability or obligations hereunder except to the extent actually performed or satisfied by such assignee. Any attempted assignment in violation of this Section 1.06 shall be null and void.

Section 1.07. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner specified in the Merger Agreement (and shall be deemed given as specified therein) as follows:

If to CPEChina Fund, L.P., to:

CPEChina Fund, L.P.

c/o CITIC PE Advisors (Hong Kong) Limited

Suite 606, 6/F

One Pacific Place

88 Queensway

Hong Kong

Attention: Jingyang Wu

Facsimile: +86-10-8522- 1872

Email: WuJingyang@citicpe.com

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

Unit 05-07, 36th Floor

Edinburgh Tower, The Landmark

15 Queen’s Road Central Hong Kong

Attention: Gregory D. Puff

Facsimile: +852-3694-3001

Email: gpuff@akingump.com

or to such other address or facsimile number as the Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party in accordance with the Merger Agreement. All notices to the Guaranteed Party hereunder shall be given as set forth in the Merger Agreement.

Section 1.08. Continuing Guarantee. This Limited Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until the Obligations have been satisfied in full. Notwithstanding the foregoing, this Limited Guarantee will terminate, and be of no further force or effect, immediately following the earliest of (i) the Closing, (ii) the termination of the Merger Agreement in accordance with its terms by mutual consent of the parties thereto or under circumstances in which Parent and Merger Sub do not have any unpaid Obligations, (iii) 30 days following the termination of the Merger Agreement in accordance with its terms under circumstances in which Parent or Merger Sub have any unpaid Obligations unless a claim for such a payment has been made in writing prior thereto and (iv) the date that is twelve (12) months after the date hereof. Notwithstanding the foregoing, (1) the parties hereto acknowledge and agree that this Limited Guarantee shall not terminate for so long as a claim made in accordance with clause (iii) above remains unresolved, and (2) in the event that the Guaranteed Party or any of its controlled Affiliates asserts in any litigation or other proceeding that the provisions of this Limited Guarantee limiting the Guarantor’s liability to the Maximum Amount are illegal, invalid or unenforceable in whole or in part, or asserts any theory of liability against any Non-Recourse Party or, other than its rights to recover from the Guarantor with respect to the Obligations, any Guarantor, Parent and/or Merger Sub with respect to the transactions contemplated by the Merger Agreement, then (x) the obligations of the Guarantor under this Limited Guarantee shall terminate ab initio and be null and void, (y) if the Guarantor has previously made any payments under this Limited Guarantee, the Guarantor shall be entitled to recover such payment(s) and (z) neither Guarantor nor any Non-Recourse Party shall have any liability to the Guaranteed Party with respect to the Merger Agreement and the transactions contemplated thereby, the Financing or under this Limited Guarantee.

Section 1.09. No Recourse.

(a) The Guaranteed Party acknowledges that the sole assets of Parent and Merger Sub are its rights under the Merger Agreement, the Financing Documents and the Facility Agreement, and that no funds are expected to be contributed to either Parent or Merger Sub unless and until the Closing occurs. Notwithstanding anything that may be expressed or implied in this Limited Guarantee or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party covenants, agrees and acknowledges that no Person (other than the Guarantor and any permitted assignees thereof) have any obligations under this Limited Guarantee and that, notwithstanding that the Guarantor may be a partnership or limited liability company, the Guaranteed Party has no right of recovery under this Limited Guarantee, or any claim based on such obligations against, and no personal liability shall attach under this Limited Guarantee to, the former, current or future equity holders, controlling Persons, directors, officers, employees, agents, general or limited partners, managers, members, or Affiliates of the Guarantor, any Other Guarantor, Parent or Merger Sub, or any former, current or future equity holders, controlling Persons, directors, officers, employees, agents, general or limited partners, managers, members, or Affiliates of any of the foregoing, excluding however the Guarantor itself or any permitted assignee thereof under and to the extent provided in this Limited Guarantee and subject to the limitations set forth herein (collectively, each of the non-excluded parties, a “Non-Recourse Party”), through Parent and/or Merger Sub or otherwise, whether by or through attempted piercing of the corporate (or limited partnership or limited liability company) veil, by or through a claim by or on behalf of Parent and/or Merger Sub against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, or otherwise, except in each case for its right to recover from the Guarantor and any permitted assignees under and to the extent provided in this Limited Guarantee and subject to the limitations set forth herein. The Guaranteed Party acknowledges and agrees that Parent and Merger Sub have no assets other than certain contract rights and cash in a de minimis amount and that no additional funds are expected to be contributed to Parent or Merger Sub unless and until the Closing occurs.

(b) Recourse against the Guarantor and its permitted assignees under and pursuant to the terms of this Limited Guarantee shall be the sole and exclusive remedy of the Guaranteed Party and all of its Related Persons against the Guarantor and the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement, the Financing Documents, the Facility Agreement or the transactions contemplated thereby. Nothing set forth in this Limited Guarantee shall affect or be construed to affect any liability of Parent and/or Merger Sub to the Guaranteed Party under the Merger Agreement or otherwise or give or shall be construed to confer or give to any Person other than the Guaranteed Party any rights or remedies against any Person, except as expressly set forth in this Limited Guarantee.

(c) For the purposes of this Limited Guarantee, pursuit of a claim against a Person by the Guaranteed Party or any Related Person of the Guaranteed Party shall be deemed to be pursuit of a claim by the Guaranteed Party. A Person shall be deemed to have pursued a claim against another Person if such first Person brings a legal action against such second Person, adds such second Person to an existing legal proceeding or otherwise asserts a legal claim of any nature against such second Person.

(d) For the purposes of this Limited Guarantee, the term “Related Person” shall mean, with respect to any Person, any controlled Affiliate of such Person, but shall not include Parent, Merger Sub or any of their controlled Affiliates.

Section 1.10 Release. By its execution of this Limited Guarantee, the Guaranteed Party hereby covenants and agrees that (a) neither the Guaranteed Party nor any of its Related Persons, and the Guaranteed Party agrees to the maximum extent permitted by Law, none of its officers, directors, security holders or representatives, has or shall have any right of recovery against the Guarantor or any Non-Recourse Party under the Merger Agreement, or the transactions contemplated thereby or otherwise relating thereto, and to the extent that it has or obtains any such right it, to the maximum extent permitted by law, hereby waives (on its own behalf and on behalf of each of the aforementioned Persons) each and every such right against, and hereby releases, the Guarantor and each Non-Recourse Party from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with any transaction contemplated by or otherwise relating to the Merger Agreement, this Limited Guarantee or the transactions contemplated thereby or hereby, whether by or through attempted piercing of the corporate (limited partnership or limited liability company) veil, by or through a claim by or on behalf of Parent, Merger Sub or any other Person against any Non-Recourse Party, or otherwise under any theory of law or equity (the “Released Claims”), other than (i) claims against Parent and/or Merger Sub and (ii) claims against the Guarantor and its permitted assignees pursuant to this Limited Guarantee (subject to the limitations set forth herein) and (b) recourse against the Guarantor and its permitted assignees under this Limited Guarantee (subject to the limitations set forth herein) shall be the sole and exclusive remedy of the Guaranteed Party against the Guarantor or any Non-Recourse Party (other than Parent and/or Merger Sub) with respect to the Released Claims.

Section 1.11. Amendments and Waivers. No amendment or waiver of any provision of this Limited Guarantee will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Guaranteed Party, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Limited Guarantee, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 1.12. Entire Agreement. This Limited Guarantee constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Merger Sub and the Guarantor or any of their respective Affiliates on the one hand, and the Guaranteed Party or any of its Affiliates on the other hand.

Section 1.13. Governing Law; Submission to Jurisdiction. This Limited Guarantee shall be governed by and construed in accordance with the Laws of the State of New York, excluding (to the greatest extent a New York court would permit) any rule of Law that would cause the application of the Laws of any jurisdiction other than the State of New York. All Actions arising out of or relating to this Limited Guarantee shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of the City of New York. The parties hereto hereby (i) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of the City of New York for the purpose of any Action arising out of or relating to this Limited Guarantee brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Limited Guarantee may not be enforced in or by any of the above-named courts.

Section 1.14. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Limited Guarantee. Each of the parties hereto (i) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Limited Guarantee, as applicable, by, among other things, the mutual waivers and certifications in this Section 1.14.

Section 1.15. No Third Party Beneficiaries. Except for the rights of Non-Recourse Parties provided hereunder, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Limited Guarantee and the Merger Agreement, and this Limited Guarantee is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 1.16. Counterparts. This Limited Guarantee may be signed in any number of counterparts and may be executed and delivered by facsimile, email or electronic transmission in PDF format, and each counterpart shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Limited Guarantee shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Limited Guarantee shall have no effect and no party shall have any right or obligations hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 1.17. Severability. If any term or other provision of this Limited Guarantee is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Limited Guarantee shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party; provided, however, that this Limited Guarantee may not be enforced against any Guarantor without giving effect to the Maximum Amount or the provisions set forth in Section 1.03, Section 1.09 and Section 1.10. No party hereto shall assert, and each party shall cause its respective Related Persons not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable. Upon a determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Limited Guarantee so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 1.18. Headings. Headings are used for reference purposes only and do not affect the meaning or interpretation of this Limited Guarantee.

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the next page is the signature page.]

IN WITNESS WHEREOF, the Guarantor has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

CPECHINA FUND, L.P.

BY:	CITIC PE ASSOCIATES, L.P.

BY:	CITIC PE FUNDS LIMITED

By:	/s/ Ching Nar Cindy Chan
Name:	Ching Nar Cindy Chan
Title:	Director

Acknowledged and agreed as of the date first above written:

ASIAINFO-LINKAGE, INC.

By:	/s/ Davin Mackenzie
Name:	Davin Mackenzie
Title:	Director

[Signature Page to Limited Guarantee]

Annex A

Other Guarantors

Power Joy (Cayman) Limited

CITIC Capital MB Investment Limited

Ellington Investments Pte. Ltd.

CBC TMT III Limited

InnoValue Capital Ltd.